                                                                    EXHIBIT 23.3


                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference into this Registration Statement on Form S-3 (Amendment No. 1) of our report on First Bankers Mortgage Services, Inc. and subsidiary dated March 16, 2000 (which discusses a prior period adjustment), which appears on page 15 of Form 8-K/A of Innovative Gaming Corporation of America, and our report on nMortgage, Inc. and subsidiaries dated March 16, 2000, which appears on page 33 of the same Form 8-K/A of Innovative Gaming Corporation of America, and to the reference to our Firm under the caption "Experts" in the Prospectus.




GELFOND HOCHSTADT PANGBURN, P.C.


Denver, Colorado
May 22, 2000